EXHIBIT 99.1

TILT Holdings Reports First Quarter 2024 Results

PHOENIX, May 15, 2024 (GLOBE NEWSWIRE) -- TILT Holdings Inc. (“TILT" or the “Company”) (Cboe: TILT) (OTCQB: TLLTF), a global provider of cannabis business solutions including inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three months ended March 31, 2024. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) unless otherwise indicated.

“We continue to navigate the Company’s transition from operational improvement to revenue growth,” said TILT’s Chief Executive Officer, Tim Conder. “Although the cannabis industry has been facing challenges related to hardware commoditization and pricing pressure in select markets, we are adapting accordingly, and the fundamentals of our business are improving despite those headwinds. Our primary focus is the same as it has always been – deepening our relationships with customers across both our plant-touching and Jupiter hardware businesses.

“There is still work to be done to improve the business; however, we believe TILT is poised for future growth, especially with exciting industry catalysts potentially on the horizon, such as federal rescheduling and the corresponding elimination of Section 280E taxes. We are also acutely focused on strengthening the balance sheet and plan to address our debt throughout the year as we execute on our growth and profitability objectives in 2024.”

Q1 2024 Financial Summary

  Revenue was $37.5 million in the three months ended March 31, 2024, compared to $42.3 million in the prior year period. The expected decrease in revenue was mainly attributable to lower sales volume and price compression in Massachusetts and Pennsylvania, as well as lower Jupiter average price per unit for certain product lines.
  Gross profit was $6.7 million and gross margin was 17.9% in the three months ended March 31, 2024, compared to $8.8 million or 20.8% of revenue in the prior year period. The decrease in gross profit was primarily driven by lower revenue at Jupiter and the cannabis division, while the contraction in gross margin was primarily driven by lower average pricing relative to the prior year period.
  Net loss was $9.7 million in the three months ended March 31, 2024, compared to a net loss of $4.9 million in the prior year period. The difference was primarily due to lower gross profit and an $8.4 million gain on asset sales recognized in Q1 2023.
  Adjusted EBITDA (non-GAAP) was $38,000 in the three months ended March 31, 2024, compared to $(79,000) in the prior year period. The improvement was primarily driven by efficient operating cost controls.
  Cash used from operations was $2.4 million for the three months ended March 31, 2024, compared to cash provided by operations of $3.8 million in the prior year period. The decrease was primarily related to the timing of inventory purchases.
  At March 31, 2024, the Company had $3.5 million of cash, cash equivalents and restricted cash compared to $3.3 million at December 31, 2023. Notes payable net of discount at March 31, 2024 was $59.7 million compared to $52.2 million at December 31, 2023.

Q1 2024 & Recent Operational Highlights

  Launched Level, a leading West Coast pressed tablet brand, in the Pennsylvania market.
  Crowned NECANN Cup winner for the third year in a row, our Standard Farms brand won first place for best vape cartridge with its Mimosa Liquid Live Rosin “All-in-One” Vape using the Jupiter/CCELL Voca Pro hardware.
  Announced that an experienced retailer and operator will lend capital to Standard Farms PA, to construct and operate dispensaries under Pennsylvania’s Senate Bill 773.

Earnings Call and Webcast

TILT management will host a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results, business strategy and future outlook, followed by a question-and-answer period.

Date: Wednesday, May 15, 2024
Time: 5:00 p.m. Eastern Time
Toll-free dial-in number: (877) 423-9813
International dial-in number: (201) 689-8573
Conference ID: 13745989
Webcast: TILT Q1 2024 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 40 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, and Standard Farms Ohio, LLC  in Ohio. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, the expectations with respect to growth, profitability and cash flow, the approval and timing of federal rescheduling or adult-use conversion by certain states in which TILT operates or plans to operate, the approval and timing of the elimination of Section 280E taxes, the ability to counter the effects of hardware commoditization and pricing pressure in select markets, the ability to reduce debt and increase TILT’s cash reserves, the expected performance of the collaboration between TILT and its brand partners, timing and release of future product offerings, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT and Jupiter, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “seeks”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, the inability or failure of the federal government to reschedule cannabis as Schedule III and the state regulators to implement adult-use conversions by certain states in which TILT operates or plans to operate, TILT’s ability to continue as a going concern, TILT’s ability to operate its business without encountering any unforeseen delays and interruptions, unexpected geological or other effects, including failures to ship or shipping delays, weather conditions, shipping transportation, equipment failures, permitting delays or labor or contract disputes, TILT’s reliance on third-party suppliers to provide a sufficient supply of key materials necessary to satisfy customer demand for its products, TILT’s ability to enter into a forbearance agreement with its existing noteholders on acceptable terms or at all and achieve compliance with its debt covenants, TILT’s ability to generate sufficient liquidity, TILT’s ability to execute on its cost saving measures and initiatives, and those risks described under the heading “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Non-GAAP Financial and Performance Measures

In addition to providing financial measures based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are, EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA.

EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. EBITDA is calculated as EBITDA net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Please see “Reconciliation of Non-GAAP Measures” below for further information.

Company Contact:
Lynn Ricci, VP of Investor Relations & Corporate Communications
TILT Holdings Inc.
lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA
Elevate IR
TILT@elevate-ir.com
720.330.2829

Media Contact:

MATTIO Communications
TILT@mattio.com

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Revenues, net	$37,504	$37,538	$42,264
Cost of goods sold	(30,787)	(33,958)	(33,468)
Gross profit	6,717	3,580	8,796

Operating expenses:
Wages and benefits	4,496	4,758	5,784
General and administrative	3,483	3,822	5,620
Sales and marketing	142	294	404
Share-based compensation	107	210	293
Depreciation and amortization	3,866	3,886	4,129
Impairment loss and loss on disposal of assets	12	7,465	188
Total operating expenses	12,106	20,435	16,418
Operating loss	(5,389)	(16,855)	(7,622)

Other (expense) income:
Interest income	2	—	64
Other income	204	26	97
Gain (loss) on sale of assets and membership interests	—	(2)	8,401
Unrealized loss on investment	(1)	—	—
Loan receivable losses	—	—	(388)
Interest expense	(6,043)	(5,072)	(4,092)
Loss on foreign currency exchange	(4)	6	—
Total other (expense) income	(5,842)	(5,042)	4,082
Loss from operations before income tax and non-controlling interest	(11,231)	(21,897)	(3,540)

Income taxes
Income tax benefit (expense)	1,580	(54)	(1,326)
Net loss before non-controlling interest	(9,651)	(21,951)	(4,866)
Less: Net income attributable to non-controlling interest	—	—	(9)
Net loss attributable to TILT Holdings Inc.	$(9,651)	$(21,951)	$(4,875)

Reconciliation of Non-GAAP Measures
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended
	March 31, 2024	December 31, 2023		March 31, 2023
Net (loss) income before non-controlling interest	$(9,651)		$(21,951)	$(4,866)

Add (Deduct) Impact of:
Interest income	(2)		—	(64)
Interest expense	6,043		5,072	4,092
Income tax expense (benefit)	(1,580)		54	1,326
Depreciation and amortization	5,684		5,726	5,980
Total Adjustments	10,145	-	10,852	11,334

EBITDA (Non-GAAP)	$494		$(11,099)	$6,468

Add (Deduct) Impact of:
Share-based Compensation	107		210	293
Severance	13		(13)	66
(Gain) Loss on Sale of Assets	—		2	(8,401)
(Gain) Loss on termination of lease	—		—	—
Deferred Rent Adjustment	—		—	—
Legal Settlement	—		—	165
Unrealized Loss on Investment in Equity Security	1		—	—
Change in Fair Value of Financial Instruments	—		—	—
Loss on Loan Receivable	—		—	388
Impairment Loss and Loss on Disposal of Assets	12		7,465	188
Foreign Exchange (Gain) Loss	4		(6)	—
Non-Cash Inventory Adjustment	13		1,723	—
One Time Bad Debt Expense	—		—	384
One Time Adjustments	(606)		77	370
Total Adjustments	(456)		9,458	(6,547)

Adjusted EBITDA (Non-GAAP)	38		(1,641)	(79)

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net Cash (Used in) Provided by Operating Activities	$(2,439)	$3,774
Net Cash (Used in) Provided by Investing Activities	(185)	12,816
Net Cash Provided by (Used in) Financing Activities	2,819	(14,899)
Effect of Foreign Exchange on Cash and Cash Equivalents	(8)	(2)
Net Change in Cash and Cash Equivalents	187	1,689

Cash and Cash Equivalents and Restricted Cash, Beginning of Period	3,332	3,500

Cash and Cash Equivalents and Restricted Cash, End of Period	$3,519	$5,189

Condensed Consolidated Balance Sheets (Select Items)
(Amounts Expressed in Thousands of United States Dollars)

	Periods Ended
	March 31, 2024	December 31, 2023
	(unaudited)	(audited)
Cash and Cash Equivalents	$2,219	$2,034
Restricted Cash	1,300	1,298
Trade Receivables and Others	17,777	17,919
Inventories	36,838	32,908
Total Current Assets	59,883	56,274
Property, Plant & Equipment, Net	49,847	51,185
Total Assets	231,827	231,188
Total Current Liabilities	91,062	76,072
Total Long-Term Liabilities	87,923	92,723
Total Shareholders’ Equity	52,842	62,393